Exhibit 10.5
EXECUTION VERSION

SWAP 1 CONFIRMATION (A-3b)

November 21, 2007

To:	DaimlerChrysler Auto Trust 2007-A
Contact:	c/o The Bank of New York (Delaware)
100 White Clay Center, Route 273
P.O. Box 6995
Newark, Delaware 19711
Attention: Corporate Trust Administration
Facsimile: +1 (302) 453-4400

Copy:	The Bank of New York
101 Barclay Street, 8W
New York, NY 10286
Attention: Asset Backed Securities Unit
email: jbobko@bankofny.com

and

DaimlerChrysler Financial Services Americas LLC
CIMS 408-24-05
27777 Inkster Road
Farmington Hills, MI 48335
Attention: Paul Colenso
Facsimile: +1 (248) 427-3595

From:	Goldman Sachs Mitsui Marine Derivative Products, L.P.
Contact:	85 Broad Street
New York, New York 10004
Attention: Swap Administration
Facsimile: +1 (212) 902-1000
Re: Interest Rate Swap – A-3b Notes, Reference No LTAA1709884676
Ladies and Gentlemen:
          The purpose of this letter agreement is to confirm the terms and conditions of the Swap Transaction entered into between Goldman Sachs Mitsui Marine Derivative Products, L.P. (“Party A”) and DaimlerChrysler Auto Trust 2007-A (“Party B”) on the Trade Date listed below (the “Transaction”). This letter constitutes a “Confirmation” as referred to in the Agreement specified below.

           The definitions and provisions contained in the 2006 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. For these purposes, all references in those Definitions to a “Swap Transaction” shall be deemed to apply to the Transaction referred to herein. In the event of any inconsistency between those Definitions and this Confirmation, this Confirmation will govern.
           1. This Confirmation supplements, forms part of, and is subject to, the 1992 ISDA Master Agreement (Multicurrency-Cross Border), including the Schedule thereto, dated as of November 21, 2007, as amended and supplemented from time to time (the “Agreement”) between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.
            2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Party A:	Goldman Sachs Mitsui Marine Derivative Products, L.P.

Party B:	DaimlerChrysler Auto Trust 2007-A

Trade Date:	November 21,2007

Effective Date:	November 21, 2007

National Amount:	For the first Calculation Period, the Notional Amount of this Transaction for purposes of calculating payments due by either party on the first Payment Date will be $115,000,000. With respect to any subsequent Calculation Period up through and including the Calculation Period ending on but excluding February 8, 2012, the Notional Amount will be the Note Balance for the A-3b Notes, after giving effect to all amounts distributed as of the Payment Date that is the first day of such Calculation Period, as stated on the Distribution Statement to Noteholders relating to such Payment Date (the “Actual Balance”). Party B shall determine the Actual Balance and shall inform Party A of such determination on such Payment Date. For the avoidance of doubt, after the first Calculation Period, Party B shall notify Party A on each Floating Rate Payer Payment Date of the Actual Balance, determined in accordance with the foregoing sentence, relating to the Notional Amount that relates to the next Floating Rate Payer Payment Date.

For the avoidance of doubt, the Notional Amount shall not be reduced as a result of a liquidation of Collateral following an “Event of Default” (as defined in the Indenture).

Termination Date:	The earlier of (i) February 8, 2012, not subject to adjustment with respect to the Fixed Rate Payer payment obligations and subject to adjustment in accordance with the Following Business Day Convention with respect to the Floating Rate Payer payment obligations or (ii) the date on which the Notional Amount is equal to zero.

Fixed Amounts

Fixed Rate Payer:	Party B.

Fixed Rate Payer Payment Date:	The 8th day of each calendar month, commencing December 8, 2007, and ending on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Rate:	5.136%.

Fixed Rate Day Count Fraction:	30/360

Fixed Rate Period End Dates:	No Adjustment

Floating Amounts

Floating Rate Payer:	Party A.

Floating Rate Payer Payment Dates:	The 8th day of each calendar month, commencing December 8, 2007, and ending on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Spread:	Plus 0.68%

Floating Rate Option:	USD-LIBOR-BBA.

Designated Maturity:	One month.

Floating Rate Day Count Fraction:	Actual/360.

Reset Dates:	The first day of each Floating Payer Calculation Rate Period.

Floating Rate Period End Dates:	Adjusted in accordance with the Modified Following Business Day Convention

Business Days:	New York

3. Account Details

Payments to Party A:	Citibank
New York, New York
ABA No.: 021000089
Account No.: 40670834
Entity Name: Goldman Sachs Capital Markets, L.P.

Payments to Party B:	Citibank, N.A.
New York, New York
ABA No.: 021000089
Account No.: 36172242
Ref: DCAT 2007-A Deposit A/C ASTRA #107156

Party A Operations Contact:	Goldman Sachs Capital Markets, L.P.
85 Broad Street
New York, New York 10004
Attention: Swap Administration
Telephone: +1 (212) 902-1000
Telefax: +1 (212) 902-5692

Party B Operations Contact:	Citibank, N.A.
Attention: Cirino Emanuele
Telephone: +1 (212) 816-5614
Telefax: +1 (212) 816-5527

          Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation (Party A Reference Number LTAA1709884676) and returning it to us.

Best Regards,

GOLDMAN SACHS MITSUI MARINE DERIVATIVE PRODUCTS, L.P.

By:	GSMMDPGP, INC.,
its general partner

By:	/s/ D. Karamoshos

	Name:	Despina Karamoshos
	Title:	Vice President

DAIMLERCHRYSLER AUTO TRUST 2007-A

By:	THE BANK OF NEW YORK (DELAWARE)
not in its individual capacity but solely as Owner Trustee

By:	/s/ Kristine K. Gullo

	Name:	Kristine K. Gullo
	Title:	Vice President
GS/DCAT 2007-A SWAP 1 CONFIRMATION (A-3b)